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ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

| Filed in the office of | Document Number |
|---|---|
| [signature] | 00001826879-21 |
| Ross Miller | Filing Date and Time |
| Secretary of State | 04/17/2008 9:00 AM |
| State of Nevada | Entity Number |
| | C17563-2002 |

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

**(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)**

1. Name of corporation:

DSE Fishman, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article IVA, Authorized Stock

The total number of shares of stock the Corporation shall have authority to issue is (i) 100,000,000 shares of Common Stock, ($.001) par value per share ("Common Stock"), and (ii) 1,000,000 shares of Preferred Stock, ($.001) par value ("Preferred Stock").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

## ARTICLE IV

(a) The Corporation shall be authorized to issue the following shares:

| Class | Number of Shares | Par Value |
|---|---|---|
| Common | 100,000,000 | $.001 |
| Preferred | 1,000,000 | $.001 |

(b) The designations and the powers, preferences and rights and the qualifications and restrictions thereof are as follows:

The Preferred Shares shall be issued from time to time in ore or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for eht first dividend payment shall be cumulative; the redemption price of prices for the particular series; the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time

ROSS MILLER
*Secretary of State*

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

SCOTT W. ANDERSON
*Deputy Secretary for Commercial Recordings*

## Filing Acknowledgement

April 17, 2008

**Job Number**
C20080418-0939

**Corporation Number**
C17563-2002

**Filing Description**
Stock Split

**Document Filing Number**
00001826880-53

**Date/Time of Filing**
April 17, 2008 09:00:18 AM

**Corporation Name**
DSE FISHMAN, INC.

**Resident Agent**

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

**Commercial Recording Division**
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138